                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LAFARGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1995

     Notice is hereby given that the annual meeting of stockholders of Lafarge Corporation (the "Company") will be held on Tuesday, May 2, 1995 at 9:00 a.m., local time, at Westfields International Conference Center, 14750 Conference Center Drive, Chantilly, Virginia 22021, for the following purposes:

          (1) To elect a Board of Directors for the ensuing year;

          (2) To approve certain amendments to the Company's 1993 Stock Option Plan including provisions for the automatic grant of options to nonemployee directors;

          (3) To ratify the appointment of Arthur Andersen LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1995; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Voting Stock and Common Stock of the Company at the close of business on March 8, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of record of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, are entitled to voting rights in the Company through a trust that holds shares of the Voting Stock of the Company.

     A record of the Company's activities and consolidated financial statements for the fiscal year ended December 31, 1994 are contained in the enclosed 1994 Annual Report.

Dated: March 24, 1995
                                           By Order of the Board of Directors,

                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                             ---------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                                PROXY STATEMENT

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Lafarge Corporation ("Lafarge Corp." or the "Company") for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the time and place and for the purposes set forth in the foregoing notice.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted for the election of the Board's nominees for director and in favor of the other proposals set forth in the foregoing notice. Any stockholder of the Company may revoke his or her proxy, at any time before it has been exercised, by notice in writing to the Secretary of the Company. Any holder of exchangeable preference shares (the "Exchangeable Shares") of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, may revoke his or her voting instructions to the Montreal Trust Company (the "Trustee"), at any time before the Trustee has acted upon such instructions, by notice in writing to the Trustee.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telegraph.

     The approximate date on which this proxy statement and the form of proxy are first being sent to stockholders is March 24, 1995.

VOTING SECURITIES

     The securities with voting rights in the Company which were outstanding at March 8, 1995, the record date, consisted of 59,872,608 shares of common stock (the "Common Shares") and 8,502,062 shares of voting stock (the "Voting Stock") of the Company. The Company has deposited shares of Voting Stock in trust under an arrangement which entitles each holder (other than LCI and the Company) of Exchangeable Shares to vote at meetings of stockholders of the Company on the basis of one vote in the Company for each whole Common Share for which the Exchangeable Shares held by such holder are then exchangeable. Exchangeable Shares are presently exchangeable, at the option of the holder, into Common Shares on a one for one basis. Each holder of record of Common Shares or Exchangeable Shares (collectively, the "Voting Securities") is entitled to one vote for each such share of capital stock so held, with all stockholders voting together as a single class.

     Each holder of shares of any class of Voting Securities is entitled to one vote for each share owned of record on the record date; provided, however, that any bona fide transferee of Exchangeable Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights pertaining to such shares or to attend the annual meeting of stockholders of the Company and to personally exercise such voting rights if, not later than ten business days prior to such meeting, such transferee delivers written notice to the Trustee of his or her intention to so instruct the Trustee or to so attend and vote and, within five business days of such meeting, produces for inspection by the Trustee at its principal corporate trust office in Montreal, Quebec, properly endorsed certificates for such shares, or otherwise establishes to the satisfaction of the Trustee that he or she is the bona fide owner of such shares.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     The affirmative vote of a majority of the shares entitled to vote at the meeting is required for approval of the amendments to the Company's 1993 Stock Option Plan. For purposes of the vote on the proposed amendments, abstentions and broker non-votes will have the same effect as votes against the proposed amendments.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for ratification of the appointment of independent auditors. For purposes of the vote regarding independent auditors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 8, 1995, information with respect to stockholders who were known to be beneficial owners of more than five percent of any class of Voting Securities.

                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL       PERCENT
       TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         OF CLASS
----------------------------    -------------------------------------    -----------------     --------
Common Stock(1)                 Lafarge Coppee S.A.                          36,806,723(2)       53.3%
                                ("Lafarge Coppee")
                                61-63 rue des Belles Feuilles
                                76116 Paris France

Common Stock                    FMR Corp.(3)                                  7,742,703(3)       11.3%
                                82 Devonshire Street
                                Boston, Massachusetts 02109

---------------

(1) Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes Exchangeable Shares, which are presently exchangeable at the option of the holder into Common Shares on a one for one basis, and Common Shares which Lafarge Coppee has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares (other than LCI and the Company) have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

(2) Includes 21,498,652 Common Shares held of record by Lafarge (U.S.) Holdings, a New York trust in which Lafarge Coppee owns 100% of the beneficial interest ("Lafarge Holdings"), 14,068,026 Common Shares held of record by Paris-Zurich Holdings, a New York trust in which the beneficial owners are Lafarge Holdings and Cementia Holding A.G., a Swiss corporation and a majority-owned subsidiary of Lafarge Coppee, and additional Voting Securities held by certain other affiliates of Lafarge Coppee. Also included are 677,966 Common Shares which Lafarge Holdings has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof.

(3) This information is based upon a Schedule 13G dated February 13, 1995 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by FMR Corp. of 7,742,703 shares, with sole power to dispose or direct the disposition of all of these shares, but with sole power to vote or direct the vote for 842,900 of these shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares, and that the interest of one person, Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the Common Shares beneficially owned by FMR Corp. amounted to 4,678,546 shares, or 7.86% of the total outstanding Common Shares at December 31, 1994.

     On November 1, 1993, Lafarge Coppee and the Company entered into an option agreement (the "Option Agreement") intended to enable Lafarge Coppee to maintain its existing margin of voting control in the event of future issuances by the Company of its voting securities. The Option Agreement grants the Lafarge Coppee Group the right, until October 31, 2003, to purchase from the Company additional voting securities. The Option Agreement is essentially a renewal of an option agreement between Lafarge Coppee and the Company dated October 31, 1983 and which expired on October 31, 1993. The Option Agreement was approved by the vote of the independent directors of the Company (being those directors who have no affiliation with Lafarge Coppee) based upon the business advantages for the Company which result from Lafarge Coppee's majority ownership of the Company. Lafarge Coppee has informed the Company that it presently intends to maintain ownership of a majority of the outstanding Voting Securities and to control the election of the Board of Directors.

     Lafarge Coppee is a public company whose voting securities are traded on various European securities exchanges. In the opinion of Lafarge Coppee's directors and its management, Lafarge Coppee is controlled by its Board of Directors. The Lafarge Coppee Group is principally engaged in the manufacture and sale of most types of cement, aluminous cement, plaster and refractory products. The activities of the Lafarge Coppee Group are carried out in numerous countries in Western Europe, North America, South America, Africa, Eastern Europe and most recently China.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 8, 1995, the beneficial ownership of the Company's Common Shares by each of the Company's current directors who are standing for reelection, nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                           BENEFICIAL OWNERSHIP       BENEFICIAL OWNERSHIP
                                                             OF THE COMPANY'S          OF LAFARGE COPPEE
                                                             COMMON SHARES(1)           COMMON STOCK(2)
                                                          ----------------------     ----------------------
                                                           NUMBER       PERCENT       NUMBER       PERCENT
        NAME                       POSITION               OF SHARES     OF CLASS     OF SHARES     OF CLASS
--------------------    ------------------------------    ---------     --------     ---------     --------
Thomas A. Buell         Current director and nominee         1,500(3)      *                0         *
Marshall A. Cohen       Current director and nominee         1,000(3)(4)   *                0         *
Bertrand P. Collomb     Current director and nominee       103,754(5)      *           56,408(6)      *
Bernard L. Kasriel      Current director and nominee             0(3)      *           30,761(7)      *
Jacques Lefevre         Current director and nominee           100(3)      *           28,826(8)      *
Paul W. MacAvoy         Current director and nominee         2,000(3)      *                0         *
Claudine B. Malone      Current director and nominee           250(3)(9)   *                0         *
Alonzo L. McDonald      Current director and nominee         1,500(3)(10)  *                0         *
David E. Mitchell       Current director and nominee         5,652(3)      *                0         *
Robert W. Murdoch       Current director and nominee       107,100(3)(11)  *            1,397         *
Bertin F. Nadeau        Current director and nominee         1,000(3)(12)  *                0         *
John M. Piecuch         Current director and nominee;       98,177(13)     *            4,300(14)     *
                          former executive officer
John D. Redfern         Current director and nominee        15,730(3)      *              509         *
Joe M. Rodgers          Current director and nominee         1,500(3)(15)  *                0         *
Ronald D. Southern      Current director and nominee         1,130(3)(16)  *                0         *
Edward H. Tuck          Current director and nominee           500(3)      *                0         *
Michel Rose             Current director and nominee;       21,250(17)     *            4,032(18)     *
                          executive officer
R. Gary Gentles         Former executive officer            13,300(19)     *                0         *
Jean-Pierre Cloiseau    Executive officer                   53,349(20)     *            2,300(21)     *
Edward T. Balfe         Executive officer                   43,027(22)     *            2,000(23)     *
Duncan Gage             Executive officer                   32,405(24)     *            2,000(25)     *
Share ownership of all 29 directors and executive          682,664(26)     *          137,083(27)     *
  officers of the Company as a group

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, all shares are directly owned. Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes (a) Exchangeable Shares which are presently exchangeable at the option of the holder into Common Shares on a one for one basis; and (b) Common Shares and Exchangeable Shares covered by stock options that were exercisable on the record date or within 60 days thereafter. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

 (2) Lafarge Coppee is the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended.

 (3) Does not include options for shares granted to each nonemployee director pursuant to the proposed amendments to the Company's 1993 Stock Option Plan, which options were granted subject to shareholder approval at the annual meeting to be held on May 2, 1995. The option for 5,000 shares granted to each nonemployee director who had served on the Board for more than four years as of the date of grant (Messrs. Kasriel, Lefevre, McDonald, Mitchell, Murdoch, Nadeau, Redfern, Rodgers, Southern and Tuck) will become immediately exercisable if the amendments to the Plan are approved by the shareholders. With respect to the option for 5,000 shares granted to each of the other nonemployee directors, such option will become exercisable for the following number of shares for the following directors:
     Mr. Buell, 2,500 shares; Mr. Cohen, 3,750 shares; Mr. MacAvoy, 2,500 shares; and Ms. Malone, 1,250 shares.

 (4) These shares are owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

 (5) Includes 102,500 shares not outstanding but subject to currently exercisable options.

 (6) Includes 54,000 shares not outstanding but subject to currently exercisable options.

 (7) Includes 27,600 shares not outstanding but subject to currently exercisable options.

 (8) Includes 27,600 shares not outstanding but subject to currently exercisable options.

 (9) These shares are owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(10) Includes 500 shares owned by the McDonald Agape Foundation and 1,000 shares owned by the Alonzo L. McDonald Jr. Trust, both of which are controlled by Mr. McDonald.

(11) Includes 105,000 shares not outstanding but subject to currently exercisable options.

(12) These shares are owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(13) Includes 97,000 shares not outstanding but subject to currently exercisable options.

(14) These shares are not outstanding but are subject to currently exercisable options.

(15) These shares are owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

(16) These shares are owned by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

(17) These shares are not outstanding but are subject to currently exercisable options.

(18) Includes 4,000 shares not outstanding but subject to currently exercisable options and 32 shares owned by Mr. Rose's wife.

(19) Includes 12,000 shares not outstanding but subject to currently exercisable options. These options will expire on April 15, 1995 which is three months from the date of termination of his employment with the Company.

(20) Includes 52,250 shares not outstanding but subject to currently exercisable options.

(21) These shares are not outstanding but are subject to currently exercisable options.

(22) Includes 41,750 shares not outstanding but subject to currently exercisable options.

(23) These shares are not outstanding but are subject to currently exercisable options.

(24) Includes 32,000 shares not outstanding but subject to currently exercisable options.

(25) These shares are not outstanding but subject to currently exercisable options.

(26) Includes 633,500 shares not outstanding but subject to currently exercisable options. Does not include options for Shares granted to nonemployee directors pursuant to the proposed amendments to the Company's 1993 Stock Option Plan, which options were granted subject to shareholder approval at the annual meeting to be held on May 2, 1995; of these options, options for 60,000 shares will become exercisable within 60 days if the amendments to the Plan are approved by the shareholders.

(27) Includes 128,100 shares not outstanding but subject to currently exercisable options.

                                ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. When the Board is not in session, the executive committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company with specified limitations. The executive committee of the Board of Directors is presently composed of Bertrand P. Collomb, Bernard
L. Kasriel, John D. Redfern and Michel Rose. The Board of Directors held four meetings in 1994. During 1994, Marshall A. Cohen, Bernard L. Kasriel and Claudine B. Malone each attended fewer than 75 percent of the aggregate of the number of meetings of the Board of Directors and the meetings of the committees on which he or she served.

     As permitted by the by-laws of the Company, the Board of Directors has also designated several other committees from its members, including a Board Governance Committee, a Management Development and Compensation Committee and an Audit Committee. One of the functions of the Board Governance Committee is to recommend nominees for election as directors at the annual meeting of stockholders and to recommend candidates for election to fill vacancies on the Board if they occur. The Board of Directors considers and takes action upon the recommendations of the Board Governance Committee. Although this committee has no formal policy on the subject, the Board believes that any nominee recommended by a stockholder in writing to the Secretary of the Company with complete biographical data regarding the nominee would be considered by the Board Governance Committee. The Board Governance Committee is presently composed of Marshall A. Cohen, Bertrand P. Collomb, John D. Redfern and Edward H. Tuck. The Board Governance Committee met three times in 1994.

     At a meeting held on July 29, 1994, the Board of Directors of the Company pursuant to the by-laws of the Company, increased the size of the Board of Directors from 16 members to 17 members and John M. Piecuch was appointed a director effective as of August 1, 1994. At the annual meeting of stockholders, 17 directors are to be elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Holders of Voting Securities having the right to vote shall be entitled to vote each share of stock held on the record date for as many individuals as there are directors to be elected. Cumulative voting is not permitted.

     All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. Certain background information regarding the 17 nominees of the Board for directors of the Company is set forth below. Each of the nominees has consented to serve as a director if elected. All of the nominees are currently directors of the Company.

NAME, PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE

THOMAS A. BUELL, Chairman of the Board of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity for more than five years. Mr. Buell, age 63, was President and Chief Executive Officer of Weldwood of Canada Limited from December 1987 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc. and Swiss Bank Canada. He has served as a director of the Company since January 1, 1993.

MARSHALL A. COHEN, President and Chief Executive Officer and a director of The Molson Companies Limited (brewing, cleaning/sanitizing products and systems' suppliers and retail merchandising). Mr. Cohen, age 59, has served in such capacity since November 1, 1988. From October 1985 to October 1988, he was President of Olympia & York Enterprises Corporation and from October 1986 to October 1988 he was also Chairman of Gulf Canada Resources Limited, part of the Olympia & York group. He is also a director of Barrick Gold Corporation and American International Group, Inc. He has served as a director of the Company since 1991.

BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge Coppee. Mr. Collomb, age 52, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge Coppee since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge Coppee from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge Coppee from 1987 until January 1989. He served as President and Chief Executive Officer of General Portland Inc. (a former subsidiary of the Company) ("GPI") from 1985 until January 1988, Executive Vice President of the Company from 1986 until 1987, and Executive Vice President of Lafarge Coppee from 1982 to 1987. He is also a director of the Canadian Imperial Bank of Commerce. He has served as a director of the Company since 1985.

BERNARD L. KASRIEL, Vice Chairman, Chief Operating Officer and Managing Director of Lafarge Coppee. Mr. Kasriel has served as Vice Chairman and Chief Operating Officer of Lafarge Coppee since January 1, 1995 and as Managing Director since August 1, 1989, was Senior Executive Vice President of Lafarge Coppee from March 1987 to August 1, 1989 and was Executive Vice President of Lafarge Coppee from 1982 until March 1987. He was also President and a director of National Gypsum Company from June 1987 to July 1989. Mr. Kasriel, age 48, is also a director of National Gypsum Company. He has served as a director of the Company since 1989.

JACQUES LEFEVRE, Vice Chairman, Chief Operating Officer and Managing Director of Lafarge Coppee. Mr. Lefevre, age 56, has served as Vice Chairman and Chief Operating Officer of Lafarge Coppee since January 1, 1995 and as Managing Director since August 1, 1989. He served as Senior Executive Vice President of Lafarge Coppee from 1987 to August 1, 1989 and as Executive Vice President of Lafarge Coppee from 1983 to 1987. He has served as a director of the Company since 1983.

PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Organization and Management ("SOM"). Mr. MacAvoy, age 60, has been Williams Brothers Professor since 1991. He served as Dean of the Yale SOM from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale SOM from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. Mr. MacAvoy is also a director of Alumax Inc., Chase Manhattan Bank, N.A., and Chase Manhattan Corporation. He has served as a director of the Company since 1993.

CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 58, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Penn Mutual Life Insurance Co., SAIC Corp., Scott Paper Company and Union Pacific Corporation. She has served as a director of the Company since May 1994.

ALONZO L. MCDONALD, Chairman and Chief Executive Officer of Avenir Group, Inc. (development bankers). Mr. McDonald has served in such capacity for more than five years. Mr. McDonald, age 66, is a director of Scientific-Atlanta, Inc. and C.A.E. Industries Ltd. He has served as a director of the Company since 1984.

DAVID E. MITCHELL, Chairman of the Board of Alberta Energy Company Ltd. (energy and industrial development). Mr. Mitchell became Chairman of the Board of Alberta Energy Company in January 1994 and previously he was President and Chief Executive Officer of such company for more than five years. Mr. Mitchell, age 68, is also a director of Air Canada, The Bank of Nova Scotia, Chieftain International, Inc., Continental Airlines, Inc. and Hudson's Bay Company. He has served as a director of the Company since 1985.

ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 53, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992 and Senior Executive Vice President of Lafarge Coppee from August 1989 to 1992. He served as President and Chief Operating Officer of the Company from 1987 to 1989, as Executive Vice President of the Company from 1983 to 1987 and as Executive Vice President of Lafarge Coppee from 1983 to August 1, 1989. Mr. Murdoch is also a director of Lafarge Coppee and LCI. He has served as a director of the Company since 1987.

BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from

October 1989 to July 1993. Mr. Nadeau, age 54, is also a director of DMR Group Inc., and Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

JOHN M. PIECUCH, Group Executive Vice President of Lafarge Coppee. Mr. Piecuch, age 46, has served as Group Executive Vice President of Lafarge Coppee since July 1, 1994. He served as Senior Executive Vice President of the Company from 1992 to June 30, 1994 and as Executive Vice President of the Company from 1989 to 1992. He has served as a director of the Company since August 1, 1994.

JOHN D. REDFERN, Vice Chairman of the Board of the Company Mr. Redfern has served as Vice Chairman of the Board of the Company since January 1989 and as Chairman of the Board of LCI since 1984. Mr. Redfern served as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 59, is also a director of LCI and Montreal Trust Company. He has served as a director of the Company since 1983.

JOE M. RODGERS, Chairman of the JMR Investments Group (a real estate development and venture capital company). Mr. Rodgers, age 61, served as the United States Ambassador to France from 1984 to 1989. He is also a director of AMR Corporation/American Airlines, Third National Bank, BellSouth Telecommunications, Gaylord Entertainment Company, Gryphon Holdings, Inc., Willis Corroon plc., American Constructors, Inc., Baccarat, Inc. and Thomas Nelson, Inc. He has served as a director of the Company since 1989.

MICHEL ROSE, President and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge Coppee. Mr. Rose, age 52, has served as President and Chief Executive Officer of the Company since September 1, 1992 and as Senior Executive Vice President of Lafarge Coppee since 1989. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge Coppee, from 1987 to 1992. From 1985 to 1987, he was Vice Chairman of Orsan. He has served as a director of the Company since 1992.

RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1984. He was also President of such company from August 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1980 and he became CEO of such company in January 1994. Mr. Southern, age 64, is also a director of Canadian Pacific Limited, PWA Corporation, Fletcher Challenge Limited, Royal Insurance Company Limited, Xerox Canada Inc., Chrysler Canada Ltd., and IMASCO Limited. He has served as a director of the Company since 1985.

EDWARD H. TUCK, Counsel to the law firm Shearman and Sterling. Mr. Tuck, age 67, served as President of the French-American Foundation from 1987 to March 1, 1995. He was a partner in Shearman and Sterling from 1962 to 1987. He is a director of Commercial Bank (New York). He has served as a director of the Company since 1987.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries. For information regarding certain business relationships between certain nominees and the Company, see "Executive Compensation -- Transactions with Management and Others".

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). In 1994, the Compensation Committee and Stock Option Committee were both comprised of the same directors, none of whom is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

In accordance with applicable U.S. securities laws, all decisions relating to awards to employees under the Company's Stock Option Plan are made solely by the Stock Option Committee.

     The following is a report submitted by members of the Compensation Committee and Stock Option Committee, addressing the Company's compensation policy as it related to the executive officers for fiscal 1994. Claudine B. Malone was first elected a director of the Company and appointed to the Compensation Committee and the Stock Option Committee in May 1994, and she did not participate in the decisions with respect to 1994 salaries and stock options paid and awarded to the Company's executive officers. Also, Ms. Malone was not present at the portion of the February 1995 meeting of the Compensation Committee during which decisions were made with respect to the bonus for Mr. Rose for 1994.

              REPORT TO SHAREHOLDERS BY THE MANAGEMENT DEVELOPMENT
                AND COMPENSATION COMMITTEE AND THE STOCK OPTION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                  TO THE SHAREHOLDERS OF LAFARGE CORPORATION:

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     For 1994, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes Hay & Associates, independent compensation consultants. The comparison group utilized by Hay & Associates for the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, that employ more than 1,000 full time employees, with a unionized labor force, which have been profitable over the most recent two to three year period and which participate in the Hay & Associates compensation survey. Individual performance among the companies included in the comparison group is not separately evaluated. None of the six companies in the peer group index constructed by the Company for the performance graph which appears on page 16 of this proxy statement is a participant in the Hay & Associates survey and therefore none of them is included in the comparison group utilized by Hay & Associates for the Company.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system devised by the Company's consultants to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to Lafarge's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the

Company's executive officers have generally been set at the middle point of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and the Company's compensation consultant. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's prior year's performance. In 1994, in view of the Company's long-term compensation objectives and expected improvements in the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the industry. Although the Compensation Committee generally does not review salaries more frequently than annually, it did adjust the salaries of several executive officers during 1994, based on changes in their responsibilities.

     The base salary of $425,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly below the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board reviews on an annual basis the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The increase in Mr. Rose's salary for 1994 was based upon Mr. Rose's performance during 1993, including his leadership role with respect to the Company's improved financial performance in 1993 and the Company's strategic reorganization that commenced in 1993 and was expected to continue throughout 1994. The 1994 salaries of the other executive officers of the Company listed in the Summary Compensation Table on page 12 of this proxy statement (the "named executive officers") ranged from approximately 76% to 122% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are obtained or surpassed, participants will be eligible to receive maximum amounts ranging from 15% to 70% of their base salary, depending upon their position with the Company.

     Financially based performance objectives are established for each fiscal year in support of the Company's annual business plan. Objective criteria are based on targeted Company earnings performance for the year. In addition, for those executive officers who are responsible for a specific division of the Company, such as Messrs. Piecuch, Gentles, Balfe and Gage, the individual performance of the division for which they were responsible represents one-half of the financially based performance component of the bonus opportunity. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include targeted earnings objectives, the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. Because of the Company's improved earnings performance and, with respect to Messrs. Piecuch, Gentles, Balfe and Gage, the improved earnings before interest and taxes ("EBIT") of the division of the Company for which each was responsible, financial performance bonuses were paid with respect to 1994 in amounts in the range of 17% to 22% of the salaries of the Chief

Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 1994 were in the range of 20% to 27% of such salaries.

     Mr. Rose's total bonus amount was equal to approximately 48% of his salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of earnings per share targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's improved financial performance in 1994, the Company's reorganization that commenced in 1993 and continued throughout 1994 and several significant transactions undertaken in connection with the Company's strategic repositioning of its assets.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. Long-term awards granted in 1994 consisted of non-qualified stock options granted under the Company's Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents less than 1% of the approximately 67,000,000 outstanding shares of common stock of the Company (including LCI Exchangeable Shares). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 1994 the Stock Option Committee granted to Mr. Rose options to purchase 35,000 shares of the Company's common stock based upon the foregoing factors.

     Lafarge Coppee S.A. ("Lafarge Coppee"), the Company's principal shareholder, has advised the Company that it intends to grant to certain executive officers of the Company options to purchase shares of Lafarge Coppee stock from time to time, in recognition of their contributions to the overall performance of Lafarge Coppee and its affiliated companies. Lafarge Coppee granted options to certain executive officers of the Company in December 1993 including an option to purchase 3,000 shares of Lafarge Coppee stock granted to Mr. Rose. Lafarge Coppee also granted an option to purchase 1,000 shares to Mr. Rose in September 1994. Options granted by Lafarge Coppee are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1994 adequately reflect the Company's compensation goals and policies.
March 1, 1995

 MANAGEMENT DEVELOPMENT AND COMPENSATION
                COMMITTEE                                   STOCK OPTION COMMITTEE
ALONZO L. MCDONALD, Chairman                       ALONZO L. MCDONALD, Chairman
THOMAS A. BUELL                                    THOMAS A. BUELL
CLAUDINE B. MALONE                                 CLAUDINE B. MALONE
JOHN D. REDFERN                                    JOHN D. REDFERN
RONALD D. SOUTHERN                                 RONALD D. SOUTHERN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the five directors who constitute both the Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company and of LCI. Mr. Redfern's current and previous positions with the Company and LCI are described under "Election of Directors".

     During 1994, LCI purchased, in the ordinary course of business, natural gas (Cdn. $5,519,000) from B.C. Gas Utility, with whom Mr. Buell is affiliated. Mr. Southern is a director of Canadian Pacific Limited with whom LCI contracts for rail transportation.

     In 1994, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $1,832 and $34,800. The Company maintains pension management and trust relations with Montreal Trust Company of which Mr. Redfern is a director.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer, the four executive officers of the Company who were the most highly compensated for the year ended December 31, 1994 who were serving as executive officers at year end and one additional executive officer who was one of the four most highly compensated for the year but was not an executive officer at year end.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                      ----------
                                                                                      SECURITIES
                                               ANNUAL COMPENSATION                    UNDERLYING
                             -----------------------------------------------------      STOCK
         NAME AND                                                   OTHER ANNUAL        OPTIONS        ALL  OTHER
    PRINCIPAL POSITION       YEAR      SALARY       BONUS        COMPENSATION(1)(2)    (SHARES)     COMPENSATION(1)
--------------------------   ----     --------     --------      ------------------   -----------   ----------------
Michel Rose                  1994     $425,000       $205,700      $22,248(2)         35,000         $16,537(3)
  President and Chief        1993      405,000        187,000                         10,000          18,634(3)
  Executive Officer          1992      130,000(4)     19,000(4)                       30,000          93,863(3)(5)
  of Lafarge Corp.;
  President and Chief
  Executive Officer of LCI

R. Gary Gentles(6)           1994      273,000        113,900                         20,000          15,491(7)
  Executive Vice President   1993      260,000        100,600                              0          17,451(7)
  and President,             1992       31,250(8)           0(8)                      20,000          76,659(7)(9)
  Cement Group

Jean-Pierre Cloiseau         1994      210,000         86,700          467(2)         20,000          21,408(10)
  Executive Vice President   1993      190,500         71,800                         20,000          20,976(10)
  and Chief Financial        1992      180,500         20,000                         15,000          19,711(10)
  Officer

John M. Piecuch(11)          1994      207,600(12)     87,360(13)   14,331(2)         20,000          26,473(14)
  Executive Vice President   1993      328,000        122,700        8,203(2)         20,000          27,405(14)
  and President,             1992      292,500         46,500        4,560(2)         30,000          27,853(14)
  Construction Materials

Edward T. Balfe              1994      203,728         94,800          467(2)         15,000          69,624(15)(16)
  Executive Vice President   1993      186,500         63,600                         10,000           1,522(15)
  and President,             1992      188,870         16,250                         10,000           1,541(15)
  Construction Materials

Duncan Gage                  1994      200,000         76,000                         15,000         213,074(17)(18)
  Senior Vice President      1993      186,500         65,200                         10,000          25,964(17)(19)
  and President, U.S.        1992      169,330         15,000                         10,000         110,863(17)(20)
  Cement Region

---------------
  (1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

  (2) This amount was paid as a tax equalization payment to reimburse the indicated officer for taxes and related expenses which he paid to the Canadian revenue authorities as a result of his performance of services in Canada (such payment being equal to the difference between the total tax paid in both the U.S. and Canada and the tax that would have been paid if only a U.S. tax return had been required, plus tax return preparation fees).

  (3) Includes $13,613 (1994), $15,329 (1993) and $8,450 (1992) contributed or allocated by the Company to Mr. Rose's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan and $2,924 (1994), $3,305
      (1993) and $1,061 (1992) in term life insurance premiums paid by the Company.

  (4) Mr. Rose joined the Company and was elected President and Chief Executive Officer effective September 1, 1992; therefore his salary and bonus for 1992 reflect only the four month period through December 31, 1992.

  (5) Includes moving expenses of $84,352 in connection with Mr. Rose's relocation from France to the United States.

  (6) Mr. Gentles' employment with the Company terminated on January 15, 1995.

  (7) Includes $13,613 (1994), $15,329 (1993) and $2,031 (1992) contributed or allocated by the Company to Mr. Gentles' account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan and $1,878 (1994), $2,122 (1993) and $257 (1992) in term life insurance premiums paid by the Company.

  (8) Mr. Gentles joined the Company on November 16, 1992; therefore, his salary for 1992 reflects only the period from that date to December 31, 1992.

  (9) Includes moving expenses of $74,371 in connection with Mr. Gentles' relocation from France to the United States.

  (10) Includes $13,613 (1994), $13,684 (1993) and $11,733 (1992) contributed or allocated by the Company to Mr. Cloiseau's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan; $1,445 (1994), $1,554 (1993) and $1,473 (1992) in term life insurance premiums paid by the Company; and $6,350 (1994), $5,738 (1993) and $6,505 (1992) of
       interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

  (11) Mr. Piecuch was appointed Executive Vice President of Lafarge Coppee effective July 1, 1994 and he is based in Paris, France and no longer serves in the position indicated in the table; however, he has continued to serve as an employee of the Company and to participate in the Company's compensation and benefit programs.

  (12) This amount reflects the Company's payment of 100% of Mr. Piecuch's salary from January 1 through June 30, 1994 and 20% of his aggregate salary from July 1 through December 31, 1994, which are the respective percentages of his time and effort devoted to the Company during such periods. The portion of Mr. Piecuch's aggregate salary paid by Lafarge Coppee was for services rendered to Lafarge Coppee and is not included in the table.

  (13) Mr. Piecuch's bonus was calculated using financial performance objectives based 50% on the Company's earnings performance and 50% on Lafarge Coppee's earnings performance for 1994. The amount shown in the table reflects the Company's payment of 60% of the total bonus amount based on the percentage of Mr. Piecuch's time and effort devoted to the Company during 1994 (100% during the first half of the year and 20% during the second half of the year). The amount paid as bonus to Mr. Piecuch by Lafarge Coppee related to services rendered to Lafarge Coppee is not included in the table.

  (14) Includes $13,613 (1994), $15,329 (1993) and $14,876 (1992) contributed or allocated by the Company to Mr. Piecuch's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan; $2,380 (1994), $2,676 (1993) and $2,387 (1992) in term life insurance premiums paid by the Company; and $10,480 (1994), $9,400 (1993) and $10,590 (1992) of
       interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

  (15) Includes $9,750 (1994) contributed by the Company to Mr. Balfe's account under the Company's Thrift Savings Plan; $1,402 (1994), $1,522 (1993) and $1,541 (1992) in term life insurance premiums paid by the Company; and $9,125 (1994) of interest that would have been payable by him on his interest free loans if the Company did require interest payments (calculated at the average prime rate for the year).

  (16) Includes moving expenses of $49,227 in connection with Mr. Balfe's relocation from Canada to corporate headquarters in Virginia.

  (17) Includes $13,613 (1994), $10,775 (1993) and $12,866 (1992) contributed or allocated by the Company to Mr. Gage's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan; $1,376 (1994), $1,518
       (1993) and $1,382 (1992) in term life insurance premiums paid by the Company; and $4,743 (1994) of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

  (18) Includes moving expenses of $193,342 in connection with Mr. Gage's two relocations in 1994, the first from Texas to corporate headquarters in Virginia and the second from Virginia to the U.S. cement region headquarters in Michigan.

  (19) Includes moving expenses of $13,671 relating to his relocation in 1992.

  (20) Includes moving expenses of $96,615 in connection with Mr. Gage's relocation from Dallas to Houston.

OPTION EXERCISES AND YEAR END VALUES

     The following table shows information with respect to stock options exercised during 1994 and unexercised stock options granted under the Company's Employee Stock Option Plan to the Chief Executive Officer and the other named executive officers and held by them at December 31, 1994.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                    VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                            SHARES                           AT DECEMBER 31, 1994             AT DECEMBER 31, 1994(1)
                           ACQUIRED        VALUE         ----------------------------       ----------------------------
         NAME            ON EXERCISE      REALIZED       EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                         ------------     --------       -----------    -------------       -----------    -------------
Michel Rose                  7,500        $ 91,875          10,000          57,500           $  42,500        $90,000
R. Gary Gentles             56,250         556,156          12,000          30,000              18,125         36,250
Jean-Pierre Cloiseau        16,000         224,500          35,250          45,750              76,438         66,688
John M. Piecuch             26,000         339,125          77,000          55,000             140,250         95,000
Edward T. Balfe                  0               0          31,125          29,375              78,313         38,438
Duncan Gage                 12,600         150,431          21,375          29,375              34,438         38,438

---------------
(1) Based on the closing price on the New York Stock Exchange of the Company's Common Shares on December 31, 1994 ($17.75).

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan during 1994 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted under the Plan during 1994.

                                             OPTION GRANTS IN LAST FISCAL
                                                         YEAR                  POTENTIAL REALIZABLE
                              NUMBER         ----------------------------              VALUE
                                OF           PERCENTAGE                       AT ASSUMED ANNUAL RATES
                              SECURITIES     OF                                   OF STOCK PRICE
                              UNDERLYING     TOTAL                               APPRECIATION FOR
                              OPTIONS        OPTIONS  EXERCISE                    OPTION TERM(2)
                              GRANTED(1)     GRANTED   PRICE      EXPIRATION -------------------------
         NAME                  (#)           IN 1994  ($/SH)       DATE         5%             10%
-----------------------       ------         ---      -------     -------    --------       ----------
Michel Rose                   35,000         7.5%     $24.125     2-07-04    $531,023       $1,345,716
R. Gary Gentles               20,000         4.3       24.125     2-07-04     303,442          768,981
Jean-Pierre Cloiseau          20,000         4.3       24.125     2-07-04     303,442          768,981
John M. Piecuch               20,000         4.3       24.125     2-07-04     303,442          768,981
Edward T. Balfe               15,000         3.2       24.125     2-07-04     227,581          576,736
Duncan Gage                   15,000         3.2       24.125     2-07-04     227,581          576,736

---------------
(1) All of the options granted become exercisable in annual increments of 25% beginning one year after the date of grant.

(2) These assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten year period beginning on the date of grant and ending on the option expiration date. Based on a ten year period beginning December 31, 1994 with the closing price on the New York Stock Exchange of the Company's Common Stock of $17.75 a share of the Company's Common Stock would have a value on December 31, 2004 of approximately $28.91 at an assumed appreciation rate of 5% and approximately $46.04 at an assumed appreciation rate of 10%.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1989 and ended December 31, 1994. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company, CalMat Co. and Medusa Corporation. Lone Star Industries, Inc. was previously included in the group of peer companies; however, when Lone Star emerged from reorganization under the bankruptcy laws, it was essentially a new entity with "fresh start" financial reporting which precludes any comparison with historical stock price information. Medusa Corporation has been added to the group of peer companies because it became a publicly-held corporation in October 1988 and, therefore, sufficient historical information is now available.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           LAFARGE      WILSHIRE 5000    PEER GROUP
1989                                100.00          100.00          100.00
1990                                 78.99           93.82           73.92
1991                                 74.87          125.91           83.71
1992                                 91.98          137.20          103.12
1993                                144.82          152.67          143.80
1994                                113.95          152.52          133.87

* Assumes $100 invested on December 31, 1989 in Lafarge Corporation Common Shares, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan. The SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.75% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Piecuch and Mr. Cloiseau are participants in the SERP.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                 FIVE-YEAR                                       ANNUAL PENSION
                  AVERAGE                              COVERED YEARS OF SERVICE AT AGE 65
                   ANNUAL                     ----------------------------------------------------
                  EARNINGS                    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------------------------------  --------   --------   --------   --------   --------
$50,000.....................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000.....................................    26,250     35,000     43,750     52,500     61,250
150,000.....................................    39,375     52,500     65,625     78,750     91,875
200,000.....................................    52,500     70,000     87,500    105,000    122,500
250,000.....................................    65,625     87,500    109,375    131,250    153,125
300,000.....................................    78,750    105,000    131,250    157,500    183,750
350,000.....................................    91,875    122,500    153,125    183,750    214,375
400,000.....................................   105,000    140,000    175,000    210,000    245,000
450,000.....................................   118,125    157,500    196,875    236,250    275,625
500,000.....................................   131,250    175,000    218,750    262,500    306,250
550,000.....................................   144,375    192,500    240,625    288,750    336,875
600,000.....................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the plan at March 1, 1995 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch -- sixteen years; and Mr. Cloiseau -- eleven years.

     Compensation of Directors. Directors of the Company who are also full-time employees of the Company or any subsidiary thereof receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors receive annual fees of $30,000 each, payable in quarterly installments, for their services as directors. In addition, such other directors receive an annual fee of $3,000 for each committee of the Board on which they serve (and an additional $3,000 per year for being chairperson of a committee), payable in quarterly installments. The Company also reimburses directors for travel, lodging and related expenses they may incur attending Board and committee meetings.

     The Company has adopted a plan which permits directors to defer the payment of directors' fees until their termination as members of the Board. Elections must be made prior to the date of the annual meeting of stockholders in each year and must specify the settlement option in the event of such termination (lump sum or annual installments over a period not to exceed 10 years). Deferred directors' fees under the plan bear interest computed quarterly at the average prime rate for the quarter.

     The Company has a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who is 70 years of age or older (or, with the approval of the Board Governance committee, between the ages of 65 and 69) and has seven or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment of $15,000 for the remainder of his or her life, and his or her surviving spouse is entitled to receive $7,500 per year for the remainder of his or her life following such director's death. Any nonemployee director who retires from the Board prior to age 70, who is 55 years of age or older and has three or more years of credited service is entitled under the plan to receive at retirement an annual payment of $15,000 per year for a period of time equal to his or her period of credited service as a director and, in the event of death prior to the end of such period, his or her surviving spouse shall be entitled to receive $7,500 per year for the balance of such period.

     Directors of LCI who are also full-time employees of the Company or any of its subsidiaries receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors of LCI are compensated for their services by payment of a retainer of Cdn. $10,000 per annum, payable semi-annually, plus Cdn. $500 for each meeting attended. In addition, such other directors receive Cdn. $500 for each committee meeting attended. Directors are reimbursed for costs of travel, meals and lodging incurred in connection with attendance at meetings. LCI does not provide any plan of deferred compensation for services as director. LCI has three directors who are not full-time employees of the Company or any of its subsidiaries.

     In addition to the directors' fees described above, John D. Redfern receives an annual stipend of $19,000 for serving as Vice Chairman of the Board of the Company, an annual stipend of $20,000 for serving as Chairman of the Board of LCI, and consulting fees from both the Company and LCI. In 1994, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $1,832 and $34,800.

     The Company and LCI entered into an agreement as of September 1, 1992 (the "Agreement") with Robert W. Murdoch, a director of the Company, in connection with his resignation as President and Chief Executive Officer of the Company and of LCI. The Agreement provides, among other things, that stock options which were granted to Mr. Murdoch under the Company's Stock Option Plan will continue to vest in accordance with their terms as if Mr. Murdoch's employment had not terminated until the earlier to occur of (i) the date on which he ceases to provide consulting or similar services to, or to serve as a director of, the Company or an affiliate of the Company, and (ii) December 31, 1995. In 1994, Mr. Murdoch was paid consulting fees by the Company in the amount of $2,500.

     Directors who are not officers or employees of the Company or any subsidiary will be entitled to receive certain automatic grants of options under the Company's 1993 Stock Option Plan, if the proposed amendments to the Plan are approved at the annual meeting. See "Proposal to Approve Amendments to the Company's 1993 Stock Option Plan."

INDEBTEDNESS OF MANAGEMENT

     The Company and LCI have extended non-interest bearing loans to certain of their officers for the purpose of assisting in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 1994, the largest aggregate amount of such indebtedness outstanding during 1994 and the amount thereof outstanding as of December 31, 1994, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board -- $107,096, $99,212; John M. Piecuch, former Senior Executive Vice President and President -- Construction Materials -- $151,667, $141,667; Edward T. Balfe, Executive Vice President and President, Construction Materials -- $500,000, $195,000; Duncan Gage, Senior Vice President and President -- U.S. Cement Region, $200,000, $198,333; H.L. Youngblood, Senior Vice President and President -- Western Cement Region, $83,254, $75,746; Peter H. Cooke, Senior Vice President and
President -- Eastern Cement Region, $60,992, $55,844; Jean-Pierre Cloiseau, Executive Vice President and Chief Financial Officer, $92,250, $85,500; Thomas
W. Tatum, Senior Vice President -- Human Resources, $95,692, $88,696; John C. Porter, Vice President and Controller, $84,167, $79,167.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company, LCI, and Lafarge Coppee are parties to two agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities and the use of certain trademarks. In 1994, the Company and LCI recorded expenses under these agreements for the approximate sums of $2,519,000 and Cdn. $2,886,000, respectively. The Company and LCI have entered into agreements with Lafarge Coppee under which Lafarge Coppee pays for certain services provided to Lafarge Coppee by the Company and LCI. In 1994, charges to Lafarge Coppee totaled approximately $313,000.

     During 1994, the Company and LCI purchased products from the Lafarge Coppee Group in the ordinary course of business. These purchases totaled approximately $11,028,000 and Cdn. $976,000 for the Company and LCI, respectively.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose, directors of the Company, are also directors or officers of Lafarge Coppee.

     During 1994, LCI purchased, in the ordinary course of business, natural gas (Cdn. $5,519,000) from B.C. Gas Utility, with whom Mr. Buell, a director of the Company, is affiliated. Mr. Southern is a director of Canadian Pacific Limited with whom LCI contracts for rail transportation.

     One of the banks with which the Company maintains banking and borrowing relations is the Canadian Imperial Bank of Commerce. Mr. Collomb, Chairman of the Board of the Company, is a director of the bank. The Company maintains pension management and trust relations with Montreal Trust Company. Mr. Redfern, Vice Chairman of the Board of the Company, is a director of Montreal Trust Company. Mr. Mitchell is a director of the Bank of Nova Scotia which owns Montreal Trust Company. Mr. Nadeau is a director of Sun Life Assurance Company which is an insurance provider to LCI.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Paul W. MacAvoy purchased 2,000 shares of the Company's Common Stock in December 1994. The purchase of these shares was not reported until his 1994 Form 5 filing made in February 1995.

                PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                             1993 STOCK OPTION PLAN

     At the annual meeting in May 1993, the Company's shareholders approved the adoption of the 1993 Stock Option Plan of the Company (the "Plan"). The Plan is intended to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected employees by giving such persons the opportunity to acquire a proprietary interest in the Company and an increased personal interest in the Company's success and progress. On February 7, 1995, the Board of Directors adopted, subject to shareholder approval, amendments to the Plan (a) to provide for the automatic grant of stock options to nonemployee directors of the Company under the Plan ("Director Options") and (b) to make certain related changes throughout the Plan to distinguish between stock options granted to employees ("Employee Options") and Director Options. The shares covered by Director Options will be part of the 3,000,000 Common Shares already authorized for issuance under the Plan.

     A copy of the Plan, as amended by the Board of Directors, is set forth in its entirety as Appendix A to this proxy statement. At the annual meeting to be held on May 2, 1995, the shareholders will be asked to consider and adopt a proposal (the "Proposal") to approve the amendments to the Plan adopted by the Board of Directors, as reflected in Appendix A. None of the amendments will be effective unless the Proposal is adopted by the shareholders.

REASONS FOR AND PRINCIPAL EFFECTS OF THE PROPOSAL

     The Plan currently provides that options to purchase Common Shares may be granted to employees of the Company and its subsidiaries (including directors and officers who are employees). If the Proposal is adopted, directors who are not employees of the Company or a subsidiary will automatically be granted stock options for a certain number of shares at certain times as follows: Existing nonemployee directors each were granted options for 5,000 shares on February 7, 1995, subject to shareholder approval of the Proposal. Each future nonemployee director will automatically receive a one-time grant of an option for 5,000 shares at the time of election or appointment to the Board of Directors. Each year beginning in February 1996, each nonemployee director will automatically be granted an option for 1,000 shares. If, however, as of the date of any grant of Director Options, there are not sufficient shares available under the Plan to allow for the grant to each nonemployee director of a Director Option for the number of shares as described above, then each nonemployee director would be granted an option for a pro rata portion of the total number of shares then available. A nonemployee director may not be granted Director Options for more than the lesser of 20,000 shares or 5% of the outstanding shares of the Company's Common Stock.

     The exercise price per share for a Director Option will be 100% of the per share fair market value of the Common Shares on the option grant date. The Director Options granted on February 7, 1995 to the existing nonemployee directors, Messrs. Buell, Cohen, Kasriel, Lefevre, MacAvoy, McDonald, Mitchell, Murdoch, Nadeau, Redfern, Rodgers, Southern and Tuck and Ms. Malone, have an exercise price of $18.00 per share.

     The vesting schedule for Director Options is based on the years of service by the director on the Board of Directors. If a nonemployee director has served on the Board continuously for more than four years at the time of option grant, then the Director Option will be fully vested on the date of grant. If the nonemployee director has served on the Board for less than four years at the time of option grant, then the Director Option will be vested at the date of grant with respect to one-fourth of the shares for each continuous full year of service on the Board prior to the grant date and will vest with respect to one-fourth of the shares on each subsequent anniversary of the date of commencement of the nonemployee director's service on the Board, so that the option will be fully vested as to all of the underlying shares on the date which is four years from such date of commencement. A Director Option will expire and become null and void no later than the first to occur of (i) 10 years from the grant date, (ii) three years from the date of termination of the director's service on the Board of Directors by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for nonemployee directors or (iii) three months from the date of termination of the director's service on the Board of Directors for any reason other than death or retirement as described in clause (ii). If, however, the director's service is terminated by reason of his (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, his or her Director Options will expire and become null and void immediately.

     A stock option committee composed of directors appointed by the Board of Directors is responsible for administration of the Plan. The committee is currently composed of Thomas Buell, Claudine B. Malone, Alonzo L. McDonald, John
D. Redfern and Ronald D. Southern. The committee will have no authority or discretion to determine recipients of Director Options, the number of shares covered by Director Options or the vesting, exercise prices, exercise periods or any other terms of Director Options, but will simply administer the Plan, as it relates to Director Options, in accordance with the express provisions thereof. Each member of the committee is a nonemployee director and is therefore eligible to receive automatic awards of Director Options under the Plan.

     The provisions of the Plan governing (a) the number of Director Options to be awarded to nonemployee directors, (b) the number of Common Shares to be covered by each Director Option, (c) the exercise price per share under each Director Option, (d) when and under what circumstances Director Options will be granted and (e) the period within which Director Options may be exercised, may not be amended or altered more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code") or the rules promulgated thereunder.

     Except as otherwise provided in the Plan, Director Options are subject to the provisions of the Plan relating to options generally, including for example, the provisions governing the payment of exercise prices and adjustments of outstanding options as a result of mergers, stock splits or similar transactions.

     Nonemployee directors will not be eligible to receive awards of Restricted Stock under the Plan or to receive stock appreciation rights in connection with Director Options.

DESCRIPTION OF THE 1993 STOCK OPTION PLAN AS CURRENTLY IN EFFECT

     The Plan became effective on August 4, 1993 upon the expiration of the Company's 1983 Stock Option Plan. Stock options for an aggregate of 880,800 shares (of which options for 43,750 shares have been canceled due to employee terminations) have been granted under the Plan to a total of 91 employees. Also, options for 1,636,959 shares are currently outstanding under the Company's 1983 Stock Option Plan.

     The Plan provides for the granting of stock options to purchase Common Shares and the awarding of Common Shares subject to certain restrictions ("Restricted Stock") to key employees of the Company and its subsidiaries who contribute or who, in the opinion of the stock option committee, possess a capacity for contributing in substantial measure to the success of the Company. These stock options are nonqualified stock options which do not qualify as incentive stock options under Section 422 of the Code. Options granted to employees under the Plan may also include stock appreciation rights ("SARs"). Such rights entitle the optionee to receive, upon the exercise of part or all of an option, cash or Common Shares having a value equal to the excess of the fair market value of one Common Share over the option price, multiplied times the number of Common Shares represented by such option. Each option and SAR granted under the Plan is governed by a stock option agreement between the Company and the optionee.

     The stock option committee has full authority, subject to the provisions of the Plan, to determine the employees to be granted options and SARs and to be awarded Restricted Stock, the number and purchase price of the Common Shares represented by each option granted to an employee, the time or times at which options granted to employees may be exercised, the terms and provisions of the respective agreements which will evidence each grant of options and SARs under the Plan, and the restrictions, terms and conditions applicable to awards of Restricted Stock. Members of the committee are not eligible to receive discretionary awards of options, SARs or Restricted Stock under the Plan or any other stock option or stock plan of the Company or its subsidiaries.

     The aggregate number of Common Shares which may be issued pursuant to options granted under the Plan or as Restricted Stock awarded under the Plan to any one individual may not exceed 5% of the number of Common Shares outstanding at the time of the grant.

     Options and shares of Restricted Stock awarded under the Plan may be subject to complete or partial termination or forfeiture in the event of the termination of the recipient's employment. No option or SAR granted under the Plan may be transferred by an optionee other than by will or the laws of descent or distribution and, during the lifetime of an optionee, the option may be exercised only by him or her. Restricted Stock may not be transferred except as set forth in the terms of the award. If any options granted under the Plan expire or terminate without having been exercised, or if any shares of Restricted Stock are forfeited, the undelivered Common Shares represented thereby will again become available for purposes of the Plan.

     The stock option committee may in its discretion remove, modify or accelerate the release of restrictions on any Restricted Stock. Holders of shares of Restricted Stock are entitled to vote, and to receive any dividends declared with respect to, such shares equally with other holders of Common Shares. Restricted Stock is awarded without the receipt of monetary consideration by the Company, except that recipients are required to pay the par value for previously unissued shares.

     The Plan provides that the option price per share of any stock option granted thereunder may not be less than 100% of the per share fair market value of the Common Shares on the date the option is granted. The term of each option granted to an employee under the Plan is determined by the stock option committee, but in no event may such term exceed ten years from the date of grant. Each option granted to an employee under the Plan will become exercisable from time to time, in such amounts as the stock option committee may determine, commencing one year after the date the option is granted. The Plan extends option exercise rights for three years from the date of termination of the optionee's employment with the Company or one of its subsidiaries by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or one of its affiliates or for three months from the date of termination for any reason other than death, disability or retirement under such provisions. The exercise price may be paid in cash or partially or entirely in issued and outstanding Common Shares, valued at the per share fair market value of the Common Shares on the date the option is exercised.

     The Plan provides for the proportionate adjustment of the total number of Common Shares reserved for the grant of options and for award as Restricted Stock, the number of Common Shares represented by each outstanding option and the exercise price of outstanding options in the event of recapitalization, capital adjustment or a merger in which the Company is the surviving corporation. The Plan also authorizes the Board of Directors to take such action as it deems necessary to preserve the interest of optionees or of recipients of Restricted Stock in the event of a merger in which the Company is not the surviving corporation, a dissolution of the Company or a transfer of all or substantially all of its assets.

     Unless sooner terminated, the Plan will expire five years from the date on which it became effective. The Board of Directors may amend, suspend or terminate the Plan at any time, except that, without stockholder approval, the Board of Directors may not make any amendment which would materially increase the benefits accruing to participants under the Plan, increase the number of Common Shares which may be issued under the Plan or materially modify the requirements for participation in the Plan. The amendment, suspension or termination of the Plan may not materially or adversely affect the rights of an optionee as set forth in his or her option agreement, except with the consent of such optionee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal U.S. federal income tax consequences to optionees resident in the U.S. of the grant and exercise of nonqualified stock options (both Employee Options and Director Options).

     An optionee will not recognize income for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

     Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment.

     The nonqualified stock options granted under the Stock Option Plan are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     The basis of shares transferred to an optionee pursuant to the exercise of a nonqualified stock option is the price paid for such shares (if any) plus an amount equal to any income recognized by the optionee as a result of the exercise. If an optionee sells shares acquired upon exercise of a nonqualified stock option (whether an Employee Option or a Director Option), any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned Common Shares are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned Common Shares are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code, which became effective in 1994, limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance based, is approved by the Company's stockholders and meets certain other criteria. To date, only proposed, and not final, Treasury Regulations have been issued with respect to Section 162(m) of the Code. Although the Company intends that nonqualified stock options and SARs granted to employees under the Stock Option Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such nonqualified stock options and SARs, as well as Restricted Stock awarded under the Stock Option Plan, will satisfy such requirements and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take with respect to nonqualified stock options, SARs and Restricted Stock awarded under the Plan.

     The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. The U.S. tax consequences associated with the grant of nonqualified stock options pursuant to the Stock Option Plan to nonresident aliens depends upon a number of factors including whether such grant or award is considered to be U.S. source income and whether the provisions of any treaty are applicable.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal Canadian federal income tax consequences to optionees resident in Canada of the grant and exercise of options.

     The grant of an option will not give rise to a taxable benefit to the optionee. Where in a taxation year an optionee acquires a share on the exercise of an option, the amount, if any, by which the value at that time of the share exceeds the amount paid or to be paid therefor by him or her will be deemed to be a benefit to the optionee and included in computing his or her income. The amount so included in the optionee's income will be added in computing the adjusted cost base to him or her of the share. Provided the share qualifies as a "prescribed share" at the time of its issue, the optionee will be entitled to a deduction in respect of the amount so included in his or her income in computing his or her taxable income. The deduction is equal to one-quarter of the amount of the benefit. The deduction in computing taxable income will not be permitted in computing an optionee's alternative minimum tax.

                                    AUDITORS

     The firm of Arthur Andersen LLP audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1994. Upon the recommendation of the audit committee, Arthur Andersen LLP has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995, and stockholder approval of such appointment is requested. While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the meeting nonetheless, as the Board believes that the selection of auditors to audit the consolidated financial statements of the Company is of sufficient importance to seek stockholder approval. In the event the proposal is defeated, the Board will reconsider its appointment of auditors of the Company. It is expected that one or more representatives of Arthur Andersen LLP will be present at the meeting and available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they desire to do so.

     The audit committee of the Board of Directors is presently composed of Edward H. Tuck, Thomas A. Buell, Marshall A. Cohen, Bertin F. Nadeau and Joe M. Rodgers. The audit committee makes an annual recommendation to the Board of Directors as to the appointment of auditors of the Company for the ensuing fiscal year. The audit committee also reviews the results and scope of and the fees for the annual audit, reviews the financial statements and any significant transactions or events and any changes in accounting principles and practices with the auditors and reviews the internal controls and internal audit procedures and programs of the Company. The audit committee held two meetings in 1994.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 1996 annual meeting of stockholders of the Company is scheduled to be held during the first week of May 1996. In order to be considered for inclusion in the proxy material for that meeting, stockholder proposals must be received at the Company's principal executive office not later than November 23, 1995.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)(2) under the Exchange Act for the Company's most recent fiscal year. Requests should be directed to David C. Jones, Vice President -- Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 22090.

                                                     MARKED TO SHOW CHANGES FROM
                                                      PLAN AS ORIGINALLY ADOPTED
                                                                      APPENDIX A

                              LAFARGE CORPORATION
                             1993 STOCK OPTION PLAN

                   [AS AMENDED AND RESTATED FEBRUARY 7, 1995]
SECTION I.  PURPOSE

     The purpose of the Lafarge Corporation 1993 Stock Option Plan (the "Plan") is to encourage and enable [key employees] NONEMPLOYEE DIRECTORS of Lafarge Corporation (the "Company") AND KEY EMPLOYEES OF THE COMPANY and its subsidiary corporations ("Subsidiary" or "Subsidiaries") as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees the option [("Option")] to purchase shares of the Common Stock of the Company, par value $1.00 per share ("Stock"), and may award bonuses in the form of Stock subject to the restrictions set forth in Section IX ("Restricted Stock"), as hereinafter set forth. OPTIONS TO PURCHASE SHARES OF STOCK SHALL BE GRANTED AUTOMATICALLY, AS HEREINAFTER SET FORTH, TO MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY WHO ARE NOT OFFICERS OR EMPLOYEES OF THE COMPANY OR ANY SUBSIDIARY ("NONEMPLOYEE DIRECTORS"). OPTIONS GRANTED TO EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES AND OPTIONS GRANTED TO NONEMPLOYEE DIRECTORS ARE REFERRED TO HEREIN AS "EMPLOYEE OPTIONS" AND "DIRECTOR OPTIONS", RESPECTIVELY, AND COLLECTIVELY AS "OPTIONS". Options granted under the Plan shall be nonqualified stock options which shall not be treated as incentive stock options under Section 422 of the Code.

SECTION II.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") of three or more directors of the Company appointed by the Board of Directors. Members of the Committee shall not, within one year prior to their appointment to the Committee, have been granted or awarded equity securities pursuant to the Plan (OTHER THAN PURSUANT TO SECTION X HEREOF) or pursuant to any other stock option or stock plan of the Company or any parent or subsidiary corporation of the Company (an "Affiliate") within the meaning of Section 424(e) and (f) of the Code.

     The Committee shall have sole authority to determine the employees who are to be granted EMPLOYEE Options or stock appreciation rights or awarded Restricted Stock from among those eligible hereunder and to establish the number of shares of Stock to be optioned to each, the number of stock appreciation rights to be granted to each, and the number of shares to be awarded to each in the form of Restricted Stock after taking into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by such employee and other relevant factors. The Committee is authorized to interpret the Plan, and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan; PROVIDED, HOWEVER, THAT THE COMMITTEE SHALL HAVE NO AUTHORITY, DISCRETION OR POWER TO SELECT THE PERSONS WHO WILL RECEIVE DIRECTOR OPTIONS, TO SET THE NUMBER OF SHARES TO BE COVERED BY ANY DIRECTOR OPTION, TO SET THE EXERCISE PRICE OR THE PERIOD WITHIN WHICH DIRECTOR OPTIONS MAY BE EXERCISED OR TO ALTER ANY OTHER TERMS OR CONDITIONS SPECIFIED HEREIN, EXCEPT IN THE SENSE OF ADMINISTERING THE PLAN SUBJECT TO THE EXPRESS PROVISIONS HEREOF. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. All decisions made by the Committee in selecting the employees to whom EMPLOYEE Options and stock appreciation rights shall be granted or Restricted Stock shall be awarded, in establishing the number of shares which may be issued under each EMPLOYEE Option or awarded as Restricted Stock TO EMPLOYEES and in construing the provisions of the Plan shall be final. No member of the Committee shall be liable for any action taken, failure to act, determination or interpretation made in good faith with respect to the Plan or any Option or stock appreciation right granted or Restricted Stock awarded under the Plan.

SECTION III.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Stock issued under Options or awarded in the form of Restricted Stock under this Plan shall not exceed 3,000,000 shares. Such shares of Stock may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares of Stock which remain unissued and which are not subject to outstanding Options and have not been awarded in the form of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, or any Stock previously awarded as Restricted Stock be forfeited, the shares of Stock subject to such Option at the time of its expiration or termination and the shares of Restricted Stock so forfeited will again be available for grant or award under the Plan. The aggregate number of shares of Stock which may be issued under the Plan shall be subject to adjustment as provided in Section [X] XI hereof. Exercise of an Option in any manner, including an exercise involving an election of an alternative settlement method referred to in Section VII hereof, shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares of Stock as to which the Option is exercised.

SECTION IV.  ELIGIBILITY

     The Committee shall determine and designate, at any time or from time to time, the key [personnel EMPLOYEES] of the Company and the Subsidiaries to whom EMPLOYEE Options are to be granted or Restricted Stock is to be awarded, but subject to the terms and conditions set forth below:

          (a) THE COMMITTEE MAY AUTHORIZE THE GRANT OF EMPLOYEE Options [may be granted] and THE AWARD OF Restricted Stock [may be awarded] only to individuals who are key employees (including officers and directors who are also key employees) of the Company or a Subsidiary at the time the Option is granted or the Restricted Stock is awarded. Options may be granted or Restricted Stock awarded to the same employee on more than one occasion.

          (b) The aggregate number of shares of Stock which may be issued under EMPLOYEE Options granted or Restricted Stock awarded under the Plan to any one [individual] EMPLOYEE shall not exceed THE LESSER OF 500,000 SHARES
     OR 5% of the outstanding shares of Stock.

SECTION V.  OPTION PRICE

     The Option price per share of Stock underlying each EMPLOYEE Option shall be fixed by the Committee at the time the Option is granted, but shall not be less than 100% of the fair market value of the Stock at the time of the granting of the Option. THE OPTION PRICE PER SHARE OF STOCK UNDERLYING EACH DIRECTOR OPTION SHALL BE 100% OF THE FAIR MARKET VALUE OF THE STOCK AT THE TIME OF THE GRANTING OF THE OPTION. For purposes of the Plan, the fair market value of Stock on any particular date shall be [determined by the Committee which may use any reasonable method of valuation, including] the mean of the high and low sales prices of publicly traded shares of Stock on the date in question as reported on the Composite Transactions reporting system or, if the Stock is listed on a U.S. national securities exchange, the last sales price reported on such exchange on that date, PROVIDED, THAT IF THERE ARE NO SALES OF STOCK ON THE DATE IN QUESTION, THEN SUCH DETERMINATION SHALL BE MADE ON THE BASIS OF SALES OF STOCK ON THE LAST PRECEDING DATE FOR WHICH SUCH SALES ARE REPORTED.

SECTION VI.  OPTION TERM

     The expiration date of an EMPLOYEE Option shall be determined by the Committee at the time of grant, but shall in no event be later than ten years from the date of grant. THE EXPIRATION DATE OF EACH DIRECTOR OPTION SHALL BE THE DATE THAT IS TEN YEARS FROM THE DATE OF GRANT.

SECTION VII.  OPTION AGREEMENTS

     Each Option shall be evidenced by an option agreement ("Option Agreement") and shall contain such terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee. The terms and conditions of the respective Option Agreements EVIDENCING EMPLOYEE OPTIONS need not be identical and may be amended by the Committee from time to time, subject to the provisions of the Plan. THE TERMS AND CONDITIONS OF THE RESPECTIVE OPTION AGREEMENTS EVIDENCING DIRECTOR OPTIONS SHALL BE IDENTICAL, TO THE EXTENT PRACTICABLE, AND MAY BE AMENDED BY THE COMMITTEE AS NECESSARY TO ENSURE COMPLIANCE WITH THE PROVISIONS OF THE PLAN. Payment of the purchase price of any Option exercised shall be made to the Company either (i) in cash (including check, bank draft or money order) or (ii) by delivering shares of Stock already owned by the optionee and which have been owned for at least six (6) months, duly endorsed for transfer or (iii) a combination of such Stock and cash. The fair market value of any Stock so delivered shall be determined on the same basis as provided in
Section V hereof. An Option Agreement EVIDENCING AN EMPLOYEE OPTION may provide for the surrender of the right to purchase shares of Stock under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal to the excess of the fair market value of the shares of Stock with respect to which the right to purchase is surrendered over the Option price therefor, on such terms and conditions as the Committee in its sole discretion may prescribe.

SECTION VIII.  EXERCISE OF EMPLOYEE OPTIONS

     (a) Each EMPLOYEE Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any EMPLOYEE Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the optionee's employment with the Company or an Affiliate for any reason other than death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate, or (iii) the expiration of three years from the date of the termination of the optionee's employment with the Company or an Affiliate by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate. Transfer of employment without interruption of service between or among the Company and its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Any provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any EMPLOYEE Option granted hereunder shall expire and become null and void immediately upon an optionee's termination of employment with the Company or an Affiliate by reason of such optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate.

     (b) Each EMPLOYEE Option granted hereunder shall be exercisable in full or in such annual installments as may be determined by the Committee at the time of the grant; provided, however, that the Committee in its discretion may subsequently accelerate the exercise date of an EMPLOYEE Option. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the EMPLOYEE Option.

     (c) If the Committee grants stock appreciation rights in connection with an EMPLOYEE Option, either at the time of grant or by amendment, such [right] RIGHTS shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable. Stock appreciation rights shall be granted only in connection with an EMPLOYEE Option. A right shall entitle the optionee to surrender to the Committee the related unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor cash, shares of Stock, or a combination of cash and Stock, having an aggregate value equal to (i) the excess of the fair market value of one share of Stock over the Option price, times (ii) the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. The number of shares of Stock which may be received pursuant to the exercise of a right may not exceed the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. No fractional shares of Stock will be issued. The Committee shall have the right to determine whether the Company's obligation shall be paid in cash, shares of Stock, or a combination of cash and Stock. The Committee may establish a maximum appreciation value which would be awardable under any granted right or rights.

     (d) No EMPLOYEE Option or stock appreciation right granted under the Plan shall be transferable by the holder thereof otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him OR HER.

     (e) Nothing in this Section shall operate to extend the period of exercise of an EMPLOYEE Option beyond the expiration date specified in the Option Agreement.

SECTION IX.  RESTRICTED STOCK

     The Committee may from time to time, in its sole discretion, award bonuses in the form of Restricted Stock to persons eligible to receive awards of Restricted Stock under Section IV. All Restricted Stock awarded under the Plan shall be subject to such restrictions, terms and conditions, if any, as may be determined by the Committee. The Committee may in its sole discretion remove, modify or accelerate the release of restrictions on any Restricted Stock in the event of death or disability of the recipient of such Restricted Stock, or for such other reasons as the Committee may deem appropriate. NONEMPLOYEE DIRECTORS SHALL NOT BE ELIGIBLE TO RECEIVE AWARDS OF RESTRICTED STOCK UNDER THIS PLAN.

     Any certificate or certificates representing shares of Restricted Stock shall bear a stamped or printed notice on the face thereof to the effect that such shares have been awarded pursuant to the terms of the Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award. If the Committee so determines, the certificates representing Restricted Stock shall be deposited by the recipient with the Company or an escrow agent designated by the Company until the restrictions thereon have lapsed or have been removed in accordance with the provisions of this Section. Upon the lapse of the restrictions or removal thereof by the Committee, new unrestricted certificates for the number of shares on which the restrictions have lapsed or been removed shall, upon request by the recipient of the Restricted Stock, be issued in exchange for such restricted certificates.

SECTION X.  DIRECTOR OPTIONS

     IN ADDITION TO THE OTHER PROVISIONS OF THIS PLAN RELATING TO DIRECTOR OPTIONS, THE FOLLOWING PROVISIONS SHALL GOVERN THE GRANT AND EXERCISE OF DIRECTOR OPTIONS UNDER THE PLAN:

     (A) DIRECTOR OPTIONS SHALL BE GRANTED TO NONEMPLOYEE DIRECTORS IN ACCORDANCE WITH THE FOLLOWING, PROVIDED, HOWEVER, THAT A NONEMPLOYEE DIRECTOR MAY DECLINE TO ACCEPT ANY DIRECTOR OPTION BY GIVING NOTICE TO SUCH EFFECT TO THE COMMITTEE OR BY REFUSING TO EXECUTE AN OPTION AGREEMENT RELATING TO THE OPTION:

          (1) A DIRECTOR OPTION REPRESENTING THE RIGHT TO PURCHASE 5,000 SHARES OF STOCK SHALL BE GRANTED EFFECTIVE AS OF THE DATE OF THE MEETING OF THE COMMITTEE HELD IN FEBRUARY 1995 TO EACH PERSON SERVING AS A NONEMPLOYEE DIRECTOR ON SUCH DATE;

          (2) A DIRECTOR OPTION REPRESENTING THE RIGHT TO PURCHASE 5,000 SHARES OF STOCK SHALL BE GRANTED AUTOMATICALLY TO EACH NONEMPLOYEE DIRECTOR WHO WAS NOT GRANTED A DIRECTOR OPTION UNDER SUBSECTION (A)(1), ON AND EFFECTIVE AS OF THE DATE ON WHICH SUCH PERSON IS FIRST ELECTED OR APPOINTED TO SERVE AS A NONEMPLOYEE DIRECTOR, PROVIDED, THAT IF A NONEMPLOYEE DIRECTOR WHO HAS RECEIVED A DIRECTOR OPTION UNDER SUBSECTION (A)(1) OR (A)(2) OF THIS
     SECTION X CEASES SERVING AS A DIRECTOR AND IS SUBSEQUENTLY ELECTED OR APPOINTED AS A NONEMPLOYEE DIRECTOR, HE OR SHE SHALL NOT RECEIVE A SECOND DIRECTOR OPTION PURSUANT TO THIS SUBSECTION (A)(2); AND

          (3) A DIRECTOR OPTION REPRESENTING THE RIGHT TO PURCHASE 1,000 SHARES OF STOCK SHALL BE GRANTED AUTOMATICALLY ON AND EFFECTIVE AS OF THE DATE OF THE FIRST MEETING OF THE COMMITTEE IN EACH YEAR, BEGINNING WITH THE YEAR 1996, TO EACH PERSON WHO IS A NONEMPLOYEE DIRECTOR OF THE COMPANY ON SUCH DATE (INCLUDING PERSONS WHO HAVE PREVIOUSLY RECEIVED DIRECTOR OPTIONS UNDER THIS PLAN);

PROVIDED, HOWEVER, THAT IF AS OF THE EFFECTIVE DATE OF ANY GRANT OF DIRECTOR OPTIONS THERE ARE NOT SUFFICIENT SHARES AVAILABLE UNDER THE PLAN TO ALLOW FOR THE GRANT TO EACH NONEMPLOYEE DIRECTOR OF A DIRECTOR OPTION FOR

THE NUMBER OF SHARES PROVIDED HEREIN, THEN EACH NONEMPLOYEE DIRECTOR SHALL BE GRANTED AN OPTION FOR A PRO RATA PORTION OF THE TOTAL NUMBER OF SHARES THEN AVAILABLE (DISREGARDING FRACTIONAL SHARES).

     (B) EACH DIRECTOR OPTION SHALL VEST IN ACCORDANCE WITH THE FOLLOWING:

          (1) ONE-FOURTH OF THE SHARES SUBJECT TO THE DIRECTOR OPTION SHALL BE VESTED AT THE DATE OF GRANT OF THE DIRECTOR OPTION FOR EACH CONTINUOUS FULL YEAR OF SERVICE BY THE GRANTEE ON THE BOARD OF DIRECTORS OF THE COMPANY PRIOR TO SUCH DATE OF GRANT; AND

          (2) IF THE DIRECTOR OPTION IS NOT FULLY VESTED ON THE DATE OF GRANT, ONE-FOURTH OF THE SHARES SUBJECT THERETO SHALL VEST ON EACH ANNIVERSARY OF THE DATE OF COMMENCEMENT OF THE GRANTEE'S SERVICE ON THE BOARD OF DIRECTORS OF THE COMPANY UNTIL THE DIRECTOR OPTION IS FULLY VESTED, PROVIDED, HOWEVER, THAT NO PORTION OF ANY DIRECTOR OPTION SHALL VEST AFTER THE NONEMPLOYEE DIRECTOR'S SERVICE ON THE BOARD OF DIRECTORS HAS TERMINATED FOR ANY REASON.

EACH DIRECTOR OPTION SHALL BE EXERCISABLE IN WHOLE AT ANY TIME AND IN PART FROM TIME TO TIME TO THE EXTENT SUCH DIRECTOR OPTION HAS VESTED IN ACCORDANCE WITH THE FOREGOING; PROVIDED, HOWEVER, THAT THE OTHERWISE UNEXPIRED PORTION OF ANY DIRECTOR OPTION SHALL EXPIRE AND BECOME NULL AND VOID NO LATER THAN UPON THE FIRST TO OCCUR OF (I) THE EXPIRATION OF TEN YEARS FROM THE DATE SUCH OPTION WAS GRANTED, (II) THE EXPIRATION OF THREE MONTHS FROM THE DATE OF THE TERMINATION OF THE NONEMPLOYEE DIRECTOR'S SERVICE ON THE BOARD OF DIRECTORS OF THE COMPANY FOR ANY REASON OTHER THAN DEATH OR RETIREMENT UNDER THE NORMAL OR EARLY RETIREMENT PROVISIONS OF ANY RETIREMENT PLAN MAINTAINED BY THE COMPANY FOR NONEMPLOYEE DIRECTORS OR (III) THE EXPIRATION OF THREE YEARS FROM THE DATE OF THE TERMINATION OF THE NONEMPLOYEE DIRECTOR'S SERVICE ON THE BOARD OF DIRECTORS OF THE COMPANY BY REASON OF DEATH OR RETIREMENT UNDER THE NORMAL OR EARLY RETIREMENT PROVISIONS OF ANY RETIREMENT PLAN MAINTAINED BY THE COMPANY FOR NONEMPLOYEE DIRECTORS. ANY PROVISION OF THIS PLAN TO THE CONTRARY NOTWITHSTANDING, THE OTHERWISE UNEXPIRED PORTION OF ANY DIRECTOR OPTION GRANTED HEREUNDER SHALL EXPIRE AND BECOME NULL AND VOID IMMEDIATELY UPON TERMINATION OF THE NONEMPLOYEE DIRECTOR'S SERVICE ON THE BOARD OF DIRECTORS IF SUCH TERMINATION OCCURS BY REASON OF SUCH NONEMPLOYEE DIRECTOR'S (I) FRAUD OR INTENTIONAL MISREPRESENTATION OR (II) EMBEZZLEMENT, MISAPPROPRIATION OR CONVERSION OF ASSETS OR OPPORTUNITIES OF THE COMPANY OR ANY AFFILIATE. THE RIGHT TO PURCHASE SHARES OF STOCK SHALL BE CUMULATIVE SO THAT WHEN THE RIGHT TO PURCHASE ANY SHARES OF STOCK HAS ACCRUED, SUCH SHARES OR ANY PART THEREOF MAY BE PURCHASED AT ANY TIME THEREAFTER UNTIL THE EXPIRATION OR TERMINATION OF THE DIRECTOR OPTION.

     (C) STOCK APPRECIATION RIGHTS SHALL NOT BE GRANTED IN CONNECTION WITH DIRECTOR OPTIONS.

     (D) NO DIRECTOR OPTION GRANTED UNDER THE PLAN SHALL BE TRANSFERRABLE BY THE HOLDER THEREOF OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, AND SHALL BE EXERCISABLE DURING THE LIFETIME OF THE OPTIONEE ONLY BY HIM OR HER.

     (E) THE AGGREGATE NUMBER OF SHARES OF STOCK WHICH MAY BE ISSUED UNDER DIRECTOR OPTIONS GRANTED UNDER THE PLAN TO ANY ONE NONEMPLOYEE DIRECTOR SHALL NOT EXCEED THE LESSER OF 20,000 SHARES OR 5% OF THE OUTSTANDING SHARES OF STOCK.

     (F) NOTHING IN THIS SECTION SHALL OPERATE TO EXTEND THE PERIOD OF EXERCISE OF A DIRECTOR OPTION BEYOND THE EXPIRATION DATE SPECIFIED IN THE OPTION AGREEMENT.

SECTION XI.  ADJUSTMENTS UPON RECAPITALIZATION OR REORGANIZATION

     In the event the Company shall effect a split of the Stock or dividend payable in Stock (other than pursuant to the Company's Optional Stock Dividend
Plan), or in the event the outstanding Stock shall be combined into a smaller number of shares, the maximum number of shares of Stock as to which Options may be granted and Restricted Stock may be awarded under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Stock in respect of which any Option or stock appreciation right has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares of Stock still subject to the Option or stock appreciation right shall be increased or decreased proportionately and the purchase price per share of Stock shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares of Stock shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares for which Options, stock appreciation rights or Restricted Stock may be granted or awarded under the Plan and, with respect to outstanding Options and stock appreciation rights, in the number, purchase price and kind of shares covered thereby. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

SECTION [XI] XII.  CONTINUANCE OF EMPLOYMENT OR BOARD MEMBERSHIP

     Neither the Plan nor any agreement relating to any Option, stock appreciation right or award of Restricted Stock shall impose any obligation on the Company or an Affiliate to continue to employ any employee. OR TO PERMIT ANY NONEMPLOYEE DIRECTOR TO CONTINUE AS A DIRECTOR OF THE COMPANY.

SECTION [XII] XIII.  WITHHOLDING

     The Company shall have the right to withhold taxes, as required by law, from any transfer of cash or Stock to an employee under the Plan or to collect, as a condition of such transfer, any taxes required by law to be withheld.

     (a) Subject to the provisions of paragraphs (b) and (c) of this Section, at any time when an employee is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with an issuance of Stock upon exercise of an EMPLOYEE Option or stock appreciation right, the employee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Stock having a fair market value equal to the amount required to be withheld. The value of the shares of Stock to be withheld shall be based on the fair market value of such shares as of the date on which shares of Stock are issued to the employee pursuant to exercise of the Option or stock appreciation right (the "Tax Date"). The employee must pay to the Company any difference between the amount required to be withheld by the Company and the value of the shares of Stock so withheld. Any shares of Stock withheld shall not thereafter be available to be subject to an Option granted under the Plan.

     (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections and may provide with respect to any EMPLOYEE Option or stock appreciation right that the right to make Elections shall not apply to such Option or stock appreciation right. An Election is irrevocable.

     (c) If an employee is an officer OR DIRECTOR of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, then an Election is subject to the following additional conditions:

          (1) No Election shall be effective with respect to a Tax Date which occurs within six months of the grant of the Option or stock appreciation right, except that this limitation shall not apply in the event the death or disability of the employee occurs prior to expiration of the six-month period.

          (2) The Election must be made either six months prior to the Tax Date or during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

SECTION [XIII] XIV.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Options have not theretofore been granted or which have not been awarded as Restricted Stock. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no such change may be made which would impair the rights of the optionee under any outstanding Option or the recipient of Restricted Stock without the consent of such optionee or recipient; and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock which may be issued pursuant to the provisions of the Plan, or materially modify the requirements for participation in the Plan without the approval of the stockholders of the Company. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION XIV, THE PROVISIONS OF THE PLAN GOVERNING (A) THE NUMBER OF DIRECTOR OPTIONS TO BE AWARDED TO NONEMPLOYEE DIRECTORS, (B) THE NUMBER OF SHARES OF STOCK TO BE COVERED BY EACH SUCH DIRECTOR OPTION, (C) THE EXERCISE PRICE PER SHARE UNDER EACH DIRECTOR OPTION, (D) WHEN AND UNDER WHAT CIRCUMSTANCES DIRECTOR OPTIONS WILL BE GRANTED AND (E) THE PERIOD WITHIN WHICH DIRECTOR OPTIONS MAY BE EXERCISED, SHALL NOT BE AMENDED OR ALTERED MORE THAN ONCE EVERY SIX MONTHS, OTHER THAN TO COMPORT WITH CHANGES IN THE CODE OR THE RULES PROMULGATED THEREUNDER.

SECTION [XIV] XV.  EFFECTIVENESS AND EXPIRATION OF THE PLAN

     If adopted by the Board of Directors and approved by the vote of the holders of a majority of the stock of the Company entitled to vote thereon at a meeting of stockholders duly called and held for such purpose, or at an annual meeting thereof, the notice of which has specified that action is to be taken on the Plan, and the Committee shall have been advised by legal counsel for the Company that in the opinion of such counsel all applicable requirements of law precedent to its becoming effective have been fully met, then the Plan shall become effective on August 4, 1993 or as soon thereafter as the aforesaid requirements have been met. The Plan shall expire five years after the effective date of the Plan. If the stockholders of the Company fail so to approve the Plan, the Plan shall thereupon terminate and all Options previously granted and all awards of Restricted Stock under the Plan shall become void and of no effect. THE PROVISIONS OF THE PLAN RELATING TO DIRECTOR OPTIONS SHALL BECOME EFFECTIVE AS OF THE DATE OF THE MEETING OF THE COMMITTEE HELD IN FEBRUARY 1995 IF SUCH PROVISIONS ARE ADOPTED BY THE BOARD OF DIRECTORS AND APPROVED BY THE STOCKHOLDERS OF THE COMPANY IN THE MANNER SPECIFIED IN THE FIRST SENTENCE OF THIS SECTION XV. IF THE STOCKHOLDERS OF THE COMPANY FAIL SO TO APPROVE SUCH PROVISIONS, SUCH PROVISIONS AND ALL CONFORMING AND OTHER AMENDMENTS TO THE PLAN ADOPTED BY THE BOARD OF DIRECTORS IN CONNECTION THEREWITH SHALL THEREUPON TERMINATE AND ALL DIRECTOR OPTIONS PREVIOUSLY GRANTED UNDER THE PLAN, AS AMENDED THEREBY, SHALL BECOME VOID AND OF NO EFFECT. With respect to persons subject to
Section 16 of THE Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee OR BY THE BOARD OF DIRECTORS.

                              LAFARGE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and Michel Rose (acting by a majority or if only one be present, by that one alone), and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 8, 1995, at the Annual Meeting of Stockholders to be held on May 2, 1995 in Chantilly, Virginia, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the Notice of the meeting dated March 24, 1995, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.  Election of Directors:   The nominees are:    Thomas A. Buell, Marshall A. Cohen, Bertrand P. Collomb, Bernard L. Kasriel,
    / / FOR all nominees     / / WITHHOLD         Jacques Lefevre, Paul W. MacAvoy, Claudine B. Malone, Alonzo L. McDonald, David
        listed to the right      AUTHORITY        E. Mitchell, Robert W. Murdoch, Bertin F. Nadeau, John M. Piecuch, John D.
        (except as marked        to vote for all  Redfern, Joe M. Rodgers, Michel Rose, Ronald D. Southern, Edward H. Tuck.
        to the contrary)         nominees listed
                                                  INSTRUCTION: (To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

                                                  --------------------------------------------------------------------------------

2.  Approval or amendments in 1993 Stock Option Plan.
    / / FOR   / / AGAINST   / / ABSTAIN


                                                                            (Continued, and to be signed and dated on reverse side)


3.  Approval of appointment of Arthur Andersen LLP                4. In their discretion, the Proxies are authorized to vote on such
    as auditors of the Company.                                      other business as may properly come before the meeting or any
       / / FOR   / / AGAINST   / / ABSTAIN                           adjournment thereof.

                                                                     Dated:                                                  , 1995
                                                                           --------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------
                                                                                          Signature(s) of Stockholder(s)
                                                                     This proxy should be signed exactly as your name appears
                                                                     hereon. Joint owners should both sign. If signed as
                                                                     attorney, executor, guardian, or in some other
                                                                     representative capacity, or as officer of a corporation,
                                                                     please indicate your capacity or title.



    Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.